EXHIBIT 99.1

Contacts:
Investor Relations                                                                                                Trade Relations
Kathleen Makrakis                                                                                                Betty LaBaugh
Director of Investor Relations                                                                             Public Relations Manager
203-769-8054                                                                                                           603-594-8585,   ext. 3441
kmakrakis@presstek.com                                                                                   blabaugh@presstek.com

Presstek Reports Significant Profit Increase from Continuing Operations in Third Quarter of 2008

♦	9 Cent EPS Improvement
♦	12% Gross Profit Improvement
♦	27% Operating Expense Reduction
♦	Debt Net of Cash Reduced $17.5 Million
♦	Lasertel Unit Marketed for Sale
♦	Securities Class Action Suit Settlement Negotiated

Greenwich, CT., October 31, 2008 -- Presstek, Inc. (NASDAQ: PRST) today reported income from continuing operations in the third quarter of 2008 of $0.6 million, or $0.02 per share, versus a loss from continuing operations of ($2.7) million, or ($0.07) per share, in the third quarter of 2007.   Results from continuing operations exclude the company’s Lasertel affiliate, as the company has initiated a process to market this business for sale.   Lasertel will continue to operate as a separate business during this process, and will remain focused on growing its position in the laser diode market.  Net income in the third quarter of 2008 was $0.2 million, or $0.01 per share, versus a net loss of ($3.6) million, or ($0.10) per share in the third quarter of 2007.  The provision for income taxes in the third quarter of 2008 includes a charge of $0.3 million related to an adjustment of deferred tax assets.

“While the economic environment continues to challenge our revenues,  we are pleased that the aggressive business improvement actions and operating disciplines we initiated a year ago have resulted in our third consecutive quarter of profitability,” commented Presstek President and Chief Executive Officer, Jeff Jacobson.  “Our continually improving financial position during these turbulent times has allowed us to remain focused on the execution of our strategic initiatives which include the broadening of our product portfolio, international expansion, and our migration into larger print establishments.”

As expected, the company completed the sale of its Lasertel land and building in Tucson, Arizona for $8.75 million.   The net proceeds of this sale, as well as continued operational cash flow improvements, resulted in debt net of cash of $13.3 million at the end of the quarter, a $17.5 million or 57% reduction from the third quarter of 2007.

“We are extremely pleased with the continued strengthening of our balance sheet during these difficult economic times, and we will continue to focus on maximizing cash flow,” commented Jeff Cook, Executive Vice President and Chief Financial Officer.   “As a result of our progress in reducing debt, interest expense in the third quarter of 2008 was $273,000, or  $484,000 (64%) lower than the equivalent prior year period.   It is our goal to be able to use our favorable financial position to take advantage of market opportunities as they arise.”

Revenue in the third quarter of 2008 was $48.5 million (excluding Lasertel sales of $2.5 million), a decline of $9.1 million or 16% versus the third quarter of 2007 driven primarily by weakness in U.S equipment and consumables sales which were partially offset by increases in European equipment sales.   Excluding the impact of foreign currency, revenue declined 14%.   Europe’s equipment sales during the quarter increased by 35% versus 2007, due in part to a successful Drupa show during the second quarter of 2008.

Despite global economic weakness, worldwide sales of DI® presses were comparable in the third quarter of 2008 to prior year levels, and Presstek branded DI® plate sales increased slightly.   The anticipated decline in Presstek’s traditional product portfolio accelerated in the quarter due to overall economic weakness.

Gross margin in the third quarter of 2008 was 34.7% versus 26.2% a year ago.  Equipment gross margin in the quarter increased to 15.1% versus (0.3%) in 2007, and consumables gross margin in the quarter was 49.5% versus 45.7% in 2007.   Service margins improved to 26.1% in 2008 versus 14.7% in 2007.   Gross margin in 2007 included $3.4 million of charges, primarily related to inventory, which were not repeated during 2008 as a result of the company’s improved operating discipline.

Operating expenses in the third quarter of 2008 declined 27%, or $5.5 million, versus 2007.  Approximately $0.6 million of the year to year operating expense decline was related to higher litigation accruals and professional fees in 2007.

Operating income of $2.1 million increased $7.3 million during the third quarter of 2008 compared to the same prior year period.    Operating margin from continuing operations, excluding restructuring and stock compensation expense, was 6.2% in the third quarter of 2008 and 5.8% for the year-to-date period.

“Our improved operating discipline has allowed us to more than offset the negative impact   the current economic conditions have had on our revenues,” said Mr. Cook.

“Macro-economic issues have impacted companies both within and outside of our industry,” added Mr. Jacobson.  “While we are not immune to the current economic climate, we believe our distinct product offerings provide a unique opportunity to position us for growth.   I am extremely pleased with the significant progress achieved from our proactive cost and debt reduction initiatives, as well as other margin enhancements, which have positioned us to achieve substantial improvements in our profitability and financial strength in the midst of these economic issues. We have established an operational discipline that will continue to help us weather the economic storm while remaining focused on our key strategic initiatives for future profitable growth.”

Settlement of Securities Class Action Suit

The company also announced it has reached an agreement to settle the federal securities class action lawsuit, Sloman v. Presstek, Inc., et al, which has been pending in the United States District Court for the District of New Hampshire since 2006.  This settlement, which is subject to confirmatory discovery and court approval, will have no material impact on the company’s 2008 operating results.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future.   A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.   Supplemental financial information has been provided with this release to provide additional details on the company's performance.

Conference Call and Webcast

Management will discuss Presstek's third quarter 2008 results in a conference call today at 8:30 a.m. (ET). Conference call information is below:

CONFERENCE CALL ACCESS
Domestic Dial In: 800-291-9234
International Dial In: 617-614-3923
Passcode: 16106979

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Friday, October 31, 2008 at 10:30 AM Eastern Daylight Time until Friday, November  14,  2008 Eastern Standard Time at midnight.

REBROADCAST ACCESS
Domestic Dial In: 888-286-8010
International Dial In: 617-801-6888
Passcode: 49560256

An archived web cast of this conference call will also be available on the "Investor Events Calendar" page of the company's web site, at www.presstek.com/investors/calendar.html.

About Presstek

Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets.  Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs.  Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.  Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.  For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

DI is a registered trademark of Presstek, Inc.

  “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA , the continuation of progress at reducing costs and expenses, customer demand, the results of the company’s Business Improvement Plan, the impact of the settlement of a class action lawsuit, and the ability of the company to achieve its stated objectives.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue, the ability of the company to meet its stated financial and operational objectives,  the company's dependency on its strategic partners (both manufacturing and distribution), the results of the pending investigation of the Company by the Securities and Exchange Commission, the ability of the company’s insurer to fund the settlement of the class action lawsuit, and other risks and uncertainties detailed in the company's 2007 Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Nine months ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007

Revenue
Product	$40,288	$48,174	$124,764	$158,414
Service and parts	8,246	9,488	26,170	29,276
Total revenue	48,534	57,662	150,934	187,690

Cost of revenue
Product	25,589	34,457	78,659	112,696
Service and parts	6,096	8,097	19,561	24,568
Total cost of revenue	31,685	42,554	98,220	137,264

Gross profit	16,849	15,108	52,714	50,426

Operating expenses
Research and development	1,059	1,212	3,697	3,789
Sales, marketing and customer support	7,088	9,315	22,411	29,810
General and administrative	5,932	8,796	18,321	23,603
Amortization of intangible assets	258	517	823	1,819
Restructuring and other charges	374	399	1,569	1,527
Total operating expenses	14,711	20,239	46,821	60,548

Income (loss) from operations	2,138	(5,131)	5,893	(10,122)
Interest and other expense, net	(359)	(285)	(646)	(1,610)

Income (loss) before income taxes	1,779	(5,416)	5,247	(11,732)
Provision (benefit) for income taxes	1,153	(2,732)	2,731	(3,541)

Income (loss) from continuing operations	626	(2,684)	2,516	(8,191)
Gain (loss) from discontinued operations, net of tax	$(431)	(932)	$(1,536)	(1,233)

Net income (loss)	$195	$(3,616)	$980	$(9,424)

Earnings (loss) per share - basic
Income (loss) from continuing operations	$0.02	$(0.07)	$0.07	$(0.23)
Gain (loss) from discontinued operations	$(0.01)	(0.04)	(0.04)	(0.03)
	$0.01	$(0.10)	$0.03	$(0.26)
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$0.02	$(0.07)	$0.07	$(0.23)
Gain (loss) from discontinued operations	$(0.01)	(0.04)	(0.04)	(0.03)
	$0.01	$(0.10)	$0.03	$(0.26)

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,603	36,545	36,586	36,080
Dilutive effect of options	13	-	12	-
Weighed average shares outstanding - diluted	36,616	36,545	36,598	36,080

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 27,	December 29,
	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$2,634	$12,558
Accounts receivable, net	34,911	41,094
Inventories, net	43,439	45,010
Assets of discontinued operations	7,777	6,637
Deferred income taxes	7,356	6,740
Other current assets	4,812	4,594
Total current assets	100,929	116,633

Property, plant and equipment, net	25,773	32,919
Goodwill	19,891	19,891
Intangible assets, net	4,481	5,209
Long-term assets of discontinued operations	5,591	6,182
Deferred income taxes	9,463	11,124
Other noncurrent assets	569	869

Total assets	$166,697	$192,827

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$3,246	$7,035
Line of credit	11,890	20,000
Accounts payable	14,761	17,312
Accrued expenses	15,500	23,212
Deferred revenue	6,902	7,100
Liabilities of discontinued operations	1,969	2,776
Total current liabilities	54,268	77,435

Long-term debt and capital lease obligation, less current portion	834	8,500
Long-term liabilities of discontinued operations	4,026	-
Other long-term liabilties	58	-

Total liabilities	59,186	85,935

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	366	366
Additional paid-in capital	117,426	115,884
Accumulated other comprehensive income	(871)	1,032
Retained earnings (accumulated deficit)	(9,410)	(10,390)
Total stockholders' equity	107,511	106,892

Total liabilities and stockholders' equity	$166,697	$192,827

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q3 2007	Q4 2007	Q1 2008	Q2 2008	Q3 2008
Key Units
Presstek DI Presses (Excludes QMDI)	38	44	29	35	37
Presstek CtP Platesetters (Excludes DPM)	47	46	46	31	36

Revenue - Growth Portfolio
Presstek DI Presses (Excludes QMDI)	13,071	15,380	9,768	11,863	12,867
DI Kits	125	0	0	0	0
DI Plates	4,567	5,138	4,791	4,796	4,653
Total DI Revenue	17,763	20,518	14,559	16,659	17,520

Presstek CtP Platesetters (Excludes DPM)	2,962	2,989	2,781	2,183	2,228
Chemistry Free CtP Plates	5,034	4,613	4,427	5,136	4,064
Total CtP Revenue	7,996	7,602	7,208	7,319	6,292

Service Transfer	(1,105)	(1,438)	(911)	(1,334)	(976)
Service Revenue	2,184	3,394	2,727	3,110	2,804

Total Revenue - Growth Portfolio (B)	26,838	30,076	23,583	25,754	25,640

Revenue - Traditional Portfolio
QMDI Platform	5,121	4,678	4,581	4,357	3,456
Polyester CtP Platform	4,961	4,785	4,485	4,524	4,077
Other DI Plates	2,541	2,536	1,770	2,249	2,059
Conventional/Other	11,109	10,782	9,777	9,427	7,943
Total Product Revenue - Traditional	23,732	22,781	20,613	20,557	17,535

Service Transfer	(219)	(277)	(79)	(116)	(85)
Service Revenue - Traditional	7,310	6,303	6,677	5,411	5,444

Total Revenue - Traditional Portfolio (B)	30,823	28,807	27,211	25,852	22,894

Total Revenue (B)	57,661	58,883	50,794	51,606	48,534

Product Revenue Components %
Growth	46.5%	51.1%	46.4%	49.9%	52.8%
Traditional	53.5%	48.9%	53.6%	50.1%	47.2%

Geographic Revenues (Origination) (B)
North America	44,838	43,446	39,767	35,918	35,244
Europe	12,823	15,437	11,027	15,688	13,290
Consolidated	57,661	58,883	50,794	51,606	48,534

Gross Margin
Presstek
Equipment	-0.3%	11.5%	15.1%	10.1%	15.1%
Consumables	45.7%	47.7%	49.4%	49.1%	49.5%
Service	14.7%	27.2%	26.3%	23.3%	26.1%
Consolidated	26.2%	31.9%	36.2%	33.8%	34.7%

Operating Expense (Excluding Special Charges)	$19,840	$20,482	$16,047	$14,868	$14,337

Profitability
Net income (loss)	$(3,616)	$(2,780)	$218	$567	$195
Add back: Net (income) loss from discontinued operations	$932	$616	$669	$436	$431
Net income (loss) from continuing operations	$(2,684)	$(2,164)	$887	$1,003	$626
Add back:
Interest	484	514	363	195	147
Other (income) expense	(199)	(870)	109	(380)	212
Tax charge (benefit)	(2,732)	(348)	359	1,219	1,153
Incremental charges	6,286	3,637	-	-	-
Other charges (credits)	398	1,187	635	560	374
Operating income (loss) from continuing operations	1,553	1,956	2,353	2,597	2,512
Add back:
Depreciation and amortization	1,954	1,734	1,612	1,440	1,379
Other income (expense)	199	870	(109)	380	(212)
EBITDA From Continuing Operations (A)	$3,706	$4,560	$3,856	$4,417	$3,679

Cash Earnings From Continuing Operations
Net income from continuing operations	(2,684)	(2,164)	887	1,003	626
Add back:
Other charges (credits)	398	1,187	635	560	374
Depreciation and amortization	1,954	1,734	1,612	1,440	1,379
Non cash portion of equity compensation (2006 forward 123R related)	650	542	442	381	498
Non cash portion of taxes	(2,767)	(1,758)	(75)	371	749
Cash Earnings From Continuing Operations (A)	(2,449)	(459)	3,501	3,755	3,626

Working Capital
Current assets (excluding net assets of discontinued operations)	$107,863	$109,996	$102,700	$103,619	$93,152
Current liabilities
Short-term debt	28,000	27,000	22,000	25,356	15,130
All other current liabilities	43,968	47,624	44,900	45,250	37,163
Current liabilities	71,968	74,624	66,900	70,606	52,293
Working capital	35,895	35,372	35,800	33,013	40,859
Add back short-term debt	28,000	27,000	22,000	25,356	15,130
Working capital, excluding short-term debt (A)	$63,895	$62,372	$57,800	$58,369	$55,989

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$7,000	$7,000	$10,356	$3,240
Line of credit	21,000	20,000	15,000	15,000	11,890
Long-term debt, net of current portion	10,250	8,500	6,750	1,644	834
Total debt	38,250	35,500	28,750	27,000	15,964
Cash	7,383	12,558	6,447	4,268	2,634
Debt net of cash	$30,867	$22,942	$22,303	$22,732	$13,330

Days Sales Outstanding	69	59	67	64	60

Days Inventory Outstanding	75	71	83	86	87

Capital Expenditures	$392	$400	$92	$417	$437

Employees	770	712	709	709	707

(A) EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.

(B) Q3 2007 results reflect $1.5 million decrease in revenue due to the correction of certain revenue transactions.

** Certain amounts may be subject to reclassification to conform to current presentation.